UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Akorn, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY MATERIALS
AKORN, INC.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
II. CORPORATE GOVERNANCE AND RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLANS
IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

PROXY MATERIALS
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2008

TO THE SHAREHOLDERS OF AKORN, INC.:
     You are cordially invited to attend the 2008 annual meeting of shareholders of Akorn, Inc. (“we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time, on May 22, 2008 at the Arizona Biltmore Resort located at 2400 East Missouri Avenue, Phoenix, AZ 85016 for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect seven directors to the Board of Directors.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on April 2, 2008. A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on May 22, 2008 and during ordinary business hours for 10 days prior to the meeting at our principal offices located at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.
     Your Board of Directors recommends that you vote in favor of the two proposals outlined in the proxy statement. Please refer to the proxy statement for detailed information on each of the proposals.
By Order of the Board of Directors
/s/ Arthur S. Przybyl
Arthur S. Przybyl
President and Chief Executive Officer
Buffalo Grove, Illinois
April 18, 2008
     It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.
     This Proxy Statement is dated April 18, 2008 and was first mailed to shareholders of Akorn, Inc. on or about April 18, 2008.

AKORN, INC.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
PROXY STATEMENT
For the Annual Meeting of Shareholders
To Be Held May 22, 2008
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why have I received these materials?
     This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on May 22, 2008. You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about April 18, 2008 to all shareholders entitled to vote at the annual meeting.
Who is entitled to vote at the Annual Meeting?
     Shareholders of record as of the close of business on April 2, 2008 will be entitled to vote at the annual meeting. On April 2, 2008, there were 89,131,592 shares of common stock outstanding and entitled to vote.
     Shareholder of Record: Shares Registered in Your Name. If on April 2, 2008, you were a “record” shareholder of common stock (that is, if you held common stock in your own name in our stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy. Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Akorn to ensure your vote is counted.
     Beneficial owner: Shares Registered in the Name of a Broker or Bank. If on April 2, 2008, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee. You may direct your broker or other nominee how to vote your shares of common stock. However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form. If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.
What am I voting on?
     There are two matters scheduled for a vote:
•	Election of seven directors; and

•	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
How do I vote?
     You may either vote “FOR” all the nominees to the Board or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.
     Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn. In order to vote, complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.
How many votes do I have?
     Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.
What constitutes a quorum for purposes of the annual meeting?
     A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How does the Board recommend that I vote my shares?
     Unless you give other instructions on your proxy card, the persons named as proxy on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR the proposal to elect the nominated directors as set forth on page 4; and

•	FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008, as set forth on page 6.
     With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all seven nominees for director and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes are needed to approve each proposal?
     The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors. A plurality means the highest number of “FOR” votes. Therefore, the seven nominees receiving the most proper “FOR” votes will be elected. Abstention and broker non-votes will have no effect on the outcome.
     The ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 requires a “FOR” vote from a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome.
Can I change my vote after I return my proxy card?
     Yes. After you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:
•	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

•	You may submit a proxy bearing a later date.

•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.
Who will bear the expense of soliciting proxies in connection with this proxy statement?
     Akorn will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.
Is there any information that I should know about future annual meetings?
Shareholder Proposals
     Any shareholder who intends to present a proposal at the 2009 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 not later than December 19, 2008, or if such year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before Akorn begins to print and send its proxy materials, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any notice of a shareholder proposal submitted after March 4, 2009, or if such year’s annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, a reasonable time before Akorn begins to print and send its proxy materials, will be considered untimely and outside the processes of Rule 14a-8 of the Exchange Act.
What does it mean if I receive more than one proxy?
     It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, located at 2 North LaSalle Street, Chicago, Illinois 60602, and may be reached at 312.588.4725.

I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
     The Board has nominated seven candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all seven nominees. All of the nominees listed below are currently directors. If elected at the annual meeting, each of these nominees would serve until the 2009 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
     The following table and narrative description sets forth, as of March 31, 2008, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each individual nominated for election as director at the annual meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past seven years.

Name	Age	Director Since	Present Position with Akorn

John N. Kapoor, Ph.D.	64	1990	Chairman of the Board
Arthur S. Przybyl	51	2003	President, Chief Executive Officer (“CEO”), Director
Jerry N. Ellis*#§	70	2001	Director
Ronald M. Johnson*#§	62	2003	Director
Jerry I. Treppel*#§	53	2003	Director
Subhash Kapre, Ph.D.	60	2007	Director
Randall J. Wall	61	2007	Director

*	member of the Audit Committee. Mr. Ellis is Chair of the committee.

#	member of the Compensation Committee. Mr. Johnson is Chair of the committee.

§	member of the Nominating and Corporate Governance Committee. Mr. Treppel is Chair of the committee.
     John N. Kapoor, Ph.D. Dr.  Kapoor has served as the Chairman of our Board since October 1990. Dr.  Kapoor served as our interim Chief Executive Officer from March 2001 to May 2002 and as our Chief Executive Officer from May 2002 to December 2002. Dr. Kapoor is the President of EJ Financial Enterprises, Inc. (a health care consulting and investment company). Dr. Kapoor is the chairman of the board of directors of NeoPharm, Inc. (a biopharmaceutical company) and serves on the board of directors of Introgen Therapeutics, Inc. (a biopharmaceutical company).
     Arthur S. Przybyl. Mr. Przybyl has served as our CEO since February 2003 and as a director since his appointment by our Board in November 2003. Mr. Przybyl has also served as our President and Chief Operating Officer since September 2002. Mr. Przybyl joined us in August 2002 as Senior Vice President, Sales and Marketing. Prior to joining us, Mr. Przybyl served as President and Chief Executive Officer for Hearing Innovations Inc., an innovative, start-up developer of medical devices for the profoundly deaf and tinnitus markets, and prior to that, he served as President and Chief Operating Officer for Bioject, Inc., a NASDAQ company specializing in needle-free technology. Mr. Przybyl has held several senior level sales and marketing positions throughout his 26 year career in healthcare, including positions with specialty pharmaceutical companies such as LyphoMed and International Medication Systems Limited.
     Jerry I. Treppel. Mr. Treppel was appointed as a director by our Board in November 2003. Mr. Treppel is the managing member of Wheaten Capital Management LLC, a capital management company focusing on investment in the health care sector. Over the past 16 years, Mr. Treppel was an equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors at several investment banking firms including Banc of

America Securities, Warburg Dillon Read LLC (now UBS), and Kidder, Peabody & Co. He previously served as a healthcare services analyst at various firms, including Merrill Lynch & Co. He also held administrative positions in the healthcare services industry early in his career. Mr. Treppel holds a BA in Biology from Rutgers College in New Brunswick, N.J., an MHA in Health Administration from Washington University in St. Louis, Mo., and an MBA in Finance from New York University. Mr. Treppel has been a Chartered Financial Analyst (CFA) since 1988.
     Jerry N. Ellis. Mr. Ellis has served as a director since 2001. Mr. Ellis was an adjunct professor in the Department of Accounting at The University of Iowa from 2001 to 2006. Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994. Mr. Ellis is a director of Sciele Pharma, Inc. (a distributor of pharmaceuticals formerly known as First Horizon Pharmaceutical Corporation) and a member of the Board of Trustees of William Penn University in Oskaloosa, Iowa. Mr. Ellis holds a BBA in Economics and an MBA from the University of Iowa.
     Ronald M. Johnson. Mr. Johnson was appointed a director by the Board in May 2003. Mr. Johnson was Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides consulting services to pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the United States Food and Drug Administration (“FDA”) regulatory requirements. Before joining the Lewin Group on July 31, 2006, Mr. Johnson had been Executive Vice President of Quintiles Consulting since 1997. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas. Since retiring from The Lewin Group in September 2007, Mr. Johnson provides consulting services to the pharmaceutical, biologics and medical device industries on FDA regulatory requirements.
     Randall J. Wall. Mr. Wall has served as a director since 2007. Mr. Wall has served as the Chief Executive Officer and a director of Biomers Products, LLC, a company engaged in the development of novel polymer composite products for biomedical applications, since August 2006. From September 2004 to September 2005, Mr. Wall was the President and Chief Executive Officer of Genetics & IVF Institute, Inc., a fully integrated, specialized provider of infertility treatment and genetic services. Before joining Genetics & IVF Institute, Inc., Mr. Wall was the President of RS Enterprises, Inc., a company assisting startup businesses produce comprehensive business plans, and develop sales, market strategies and financial objectives. Mr. Wall has 30 years of experience with companies such as Bristol-Myers Squibb Company, International Medications Systems, Limited, Cima Labs, Inc. and Cell Separation Technologies, LLC.
     Subhash Kapre, Ph.D. Dr. Kapre has served as a director since 2007. Dr. Kapre has been the Executive Director of the Serum Institute of India, Ltd. (“Serum”) since 1992. Serum is a producer of certain vaccines, including the Measles and DTP group of vaccines. Pursuant to the terms of that certain Securities Purchase Agreement dated September 13, 2006, between us and Serum, we agreed to submit the name of a designated representative of Serum to our Nominating and Corporate Governance Committee for consideration as a member of our Board. Dr. Kapre was Serum’s designated representative. The Nominating and Corporate Governance Committee evaluated Dr. Kapre, along with the other potential nominees, for the requisite attributes and experience necessary to provide a broad range of personal characteristics and management skills to the Board and determined that it was advisable and in our best interests to recommend Dr. Kapre to our shareholders as a nominee for election to the Board back in 2007.
     Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate one individual to be nominated and recommended by our Board for election as a director. As of the date of this proxy statement, the Kapoor Trust has designated Dr. Kapoor for this purpose.
     The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Board is seeking shareholder ratification of its selection of Ernst & Young LLP (“E&Y”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008. BDO Seidman, LLP (“BDO”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2007. We do not expect representatives of E&Y nor BDO to be present at the annual meeting.  Neither firm will therefore have the opportunity to make a statement at the annual meeting, nor will they be available to respond to shareholder questions.
     On December 5, 2007, we terminated the services of BDO as our independent registered public accounting firm; provided, however, that BDO continued its services through the completion of the audit for the fiscal year ended December 31, 2007. The decision to dismiss BDO was recommended and approved by our Audit Committee. The audit reports of BDO on the consolidated financial statements as of December 31, 2007 and 2006 and for the years then ended contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
     During our two most recent fiscal years and the interim period thereafter preceding the dismissal of BDO, (i) there was no disagreement with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its report and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).
     We have provided BDO with a copy of this disclosure and requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated December 10, 2007, is attached to our Form 8-K filed December 11, 2007, as Exhibit 16.1.
     Also on December 5, 2007, the Audit Committee engaged E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2008. During our two most recent fiscal years and the interim period thereafter preceding the engagement of E&Y, neither Akorn nor any one acting on its behalf consulted with E&Y regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements and neither a written report was provided to us or oral advice was provided that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K and related instructions).
Audit Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2007, (ii) the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2007, and (iii) the reviews of our condensed consolidated interim financial statements as of September 30, 2007, June 30, 2007, and March 31, 2007, all of which were included in our Form 10-Qs, were $520,600. Additionally, during 2007, BDO charged us $30,000 for assistance with our Form S-3 and Form S-8 filings.
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2006, (ii) the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2006, and (iii) the reviews of our condensed consolidated interim financial statements as of September 30, 2006, June 30, 2006, and March 31, 2006, all of which were included in our Form 10-Qs, were $511,500. Additionally, during 2006, BDO charged us $15,000 for assistance with our Form S-3 filings.

Audit-Related Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO for assurance and audit-related services for the year ended December 31, 2007 (not already included in the Audit Fees for such year), were $11,500. Audit related services in 2007 included an audit of our employee benefit plan.
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO for assurance and audit-related services for the year ended December 31, 2006 (not already included in the Audit Fees for such year), were $10,000. Audit related services in 2006 included an audit of our employee benefit plan.
Tax Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2007, were $21,200.
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2006, were $44,700.
All Other Fees
     There were no additional fees paid to BDO during the years ended December 31, 2007 and 2006.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining BDO’s independence. At their regularly scheduled and special meetings, the Audit Committee of the Board considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. For 2007, those pre-approved audit, audit-related, tax and all other services represented 94%, 2%, 4% and 0%, respectively, of all services that year.
The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young
LLP as our independent registered public accounting firm for fiscal year 2008.

II. CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors
     The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our nominees and current directors, as applicable, as of March 31, 2008 are included in this proxy statement under the heading “PROPOSAL 1. ELECTION OF DIRECTORS” above and are incorporated herein by reference.
Independence of the Board of Directors
     Our common stock is traded on The NASDAQ Stock Market LLC (“NASDAQ”). The Board has determined that a majority of the members of, and nominees to, the Board qualify as “independent,” as defined by the listing standards of NASDAQ. Consistent with these considerations, after review of all relevant transactions and relationships between each director and nominee, or any of his or her family members, and Akorn, its senior management and its independent auditors, the Board has determined further that all of our directors and nominees are independent under the listing standards of NASDAQ, except for Mr. Przybyl, Dr. Kapoor and Dr. Kapre. In making this determination, the Board considered that there were no new transactions or relationships between its current independent directors and Akorn, its senior management and its independent auditors since last making this determination except for aggregate payments of $38,658 to Mr. Johnson’s former employer, Quintiles Consulting – The Lewin Group, for consulting services. These payments were not determined to have changed Mr. Johnson’s status as an independent director. In making this determination for Mr. Wall, the Board considered Mr. Wall’s past business relationship with our CEO and contacts with other members of our Board, which relationship and contacts the Board did not deem to be significant enough to affect Mr. Wall’s independence.
Executive Sessions of Independent Directors
     Our independent directors meet regularly in executive sessions where only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.
Board Meetings
     During the year ended December 31, 2007, our Board held 10 meetings. All of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve. The Board asks that all members of the Board attend the annual meeting of shareholders. All members of the Board at the time of the 2007 annual meeting attended the 2007 annual meeting.
Committees of the Board
     The Board has 3 committees: an Audit Committee established in accordance with Section 3(a)(58)(A)) of the Exchange Act (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”, and a Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”), with the members of each committee indicated below.
•	The Audit Committee consists of Mr. Ellis (Chair), Mr. Johnson, and Mr. Treppel.

•	The Compensation Committee consists of Mr. Johnson (Chair), Mr. Ellis, and Mr. Treppel.

•	The Nominating and Corporate Governance Committee consists of Mr. Treppel (Chair), Mr. Ellis, and Mr. Johnson.
     The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

Audit Committee
     The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Akorn regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related party transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements. The Audit Committee met 9 times during the 2007 fiscal year. A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).
     The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under the listing standards of NASDAQ. The Board has determined that Mr. Ellis qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Ellis’ level of knowledge and experience based on a number of factors, including his formal education, his experience as a Partner with Arthur Andersen LLP, and his experience as a director of Sciele Pharma, Inc. (a distributor of pharmaceuticals formerly known as First Horizon Pharmaceutical Corporation). The Board has determined that such simultaneous service does not impair Mr. Ellis’ ability to effectively serve on the Audit Committee.
Compensation Committee
     The Compensation Committee, which met 8 times during the 2007 fiscal year, reviews and approves the overall compensation strategy and policies for Akorn. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our CEO; reviews and approves the compensation and other terms of employment of the other executive officers; and administers equity awards and stock purchase plans. Each member of the Compensation Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ. A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board. A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an independent member under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee met one time during the 2007 fiscal year.
     The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Akorn, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Akorn and the long-term interests of shareholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and Akorn, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to Akorn during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.
     Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience. Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.
     In order to find a Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders.
     Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received 120 days in advance of the annual meeting, addressed to the Nominating and Corporate Governance Committee, in care of Corporate Secretary, Akorn, Inc., 2500 Millbrook Drive, Buffalo Grove, Illinois 60089. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act. The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee.
Communications with the Board
     Historically, we have not adopted a formal process for shareholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been excellent.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee oversees Akorn’s financial reporting process on behalf of the Board. As part of this oversight function, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

     In carrying out its responsibilities, the Audit Committee acts in a oversight capacity. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.
     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from the independent auditors as required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2007 fiscal year as well as all reports issued by Akorn’s independent auditor related to its audit of Akorn’s financial statements for the 2007 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.
     The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.
     This report is submitted by the Audit Committee.
     Jerry N. Ellis, Chair
     Jerry I. Treppel
     Ronald M. Johnson
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Either the Audit Committee or the Board approves all related party transactions. The procedure for the review, approval or ratification for related party transactions involves discussing the transaction with management, discussing the transaction with the external auditors, reviewing financial statements and related disclosures and reviewing the details of major deals and transactions to ensure that they do not involve related transactions. Members of management have been informed and understand that they are to bring related party transactions to the Audit Committee or the Board for approval. These policies and procedures are evidenced in the Audit Committee Charter and the Code of Ethics.
     Mr. John N. Kapoor, Ph.D., our current Chairman of the Board and Chief Executive Officer from March 2001 to December 2002, and a principal shareholder, is affiliated with EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”). EJ Financial is involved in the management of health care companies in various fields and Dr. Kapoor is involved in various capacities with the management and operation of these companies. The John N. Kapoor Trust dated September 20, 1989 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies. As a result, Dr. Kapoor does not devote his full time to our business. Although such companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business. Discoveries made by one or more of these companies could render our products less competitive or obsolete.
     Dr. Kapre, a member of the Board, is an Executive Director with Serum. In November 2007, we issued 1,000,000 shares of our common stock in a private placement to Serum at a price of $7.01 per share pursuant to a Securities Purchase Agreement dated November 14, 2007 (the “Securities Purchase Agreement”) with Serum. The offering aggregate price was $7,010,000. The shares of our common stock issued under the Securities Purchase Agreement (collectively, the “Registrable Securities”) are subject to certain registration rights as set forth in the Securities Purchase Agreement. Under the Securities Purchase Agreement, we agreed to file a registration statement (the “Registration Statement”) with the SEC by the 60th day after the closing date of the transactions contemplated by the Securities Purchase Agreement (the “Filing Date”), for purposes of registering the Registrable Securities. We agreed to maintain the effectiveness of the Registration Statement until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly under Rule 144(k) under the Securities Act of 1933, as amended (the “Act”) (the “Effectiveness Period”). The Registration Statement was filed on Form S-3 on December 5, 2007, and declared effective on December 17, 2007.
     Pursuant to the Securities Purchase Agreement, should certain events identified therein occur, then on every monthly anniversary thereof until the applicable event is cured and on the date of such cure, we shall pay to Serum an amount in cash, as liquidated damages, equal to $0.0526 per share for each share of our common stock purchased under the Securities Purchase Agreement and then owned by Serum (the “Event Payments”). Subject to limitations set forth in the Securities Purchase Agreement, the following constitute applicable events: (i) the Registration Statement is not filed on or prior to the Filing Date or is not declared effective within the earlier of (a) the 120th day following the Filing Date or (b) the 5th trading day after we are notified that the Registration Statement will not be reviewed, or is no longer subject to further review, by the SEC; (ii) the common stock is not listed or quoted, or is suspended from trading, on an eligible market for a period of 5 trading days during the Effectiveness Period; or (iii) the Registration Statement ceases to be effective for 20 trading days in a 365 day period. The Event Payments relate solely to the shares of our common stock issued to Serum under the Securities Purchase Agreement. The Event Payments shall not exceed $525,750.
     In addition, in September 2006, we issued 1,000,000 shares of our common stock in a private placement to Serum at a price of $3.56 per share pursuant to a similar securities purchase agreement. The aggregate offering price was $3,560,000. The monthly liquidated damages under that agreement are $0.0267 and the maximum amount of those damages is $267,000. A registration statement for these shares was filed on Form S-3 on November 14, 2006 and declared effective on December 7, 2006.
     On November 8, 2006, we also entered into both a Development and Exclusive Distribution Agreement (the “Development and Exclusive Distribution Agreement”) and a Development Funding Agreement (“Development Funding Agreement” and together with the Development and Exclusive Distribution Agreement, the “Development Agreements”) with Serum. Under the Development Agreements, Serum has agreed to appoint us as the exclusive distributor for Rabies monoclonal antibody (the “Product”). In exchange for us receiving exclusive marketing and distribution rights for the Product to North, Central, and South America, we have agreed to help fund development of the Product through milestone payments. These milestone payments include the successful completion of Phase I, Phase II, and Phase III clinical trials and receipt of approval for a biologics license application from the U.S. Food and Drug Administration’s Center for Biologics Evaluation and Research. As the exclusive marketing and distribution partner of Serum for the Product in America, we will receive 40% of the revenues from Product sales in North America and 50% of the revenues from Product sales in Central and South America. Also as part of the Development and Exclusive Distribution Agreement, Serum grants us the first option right to obtain exclusive marketing rights in North, Central, and South America for a second monoclonal antibody product, Anti-D human monoclonal antibody (“Anti-D”). The exclusive marketing rights for Anti-D would be consistent with the terms and conditions in the Development Agreements for the Product. Additionally, Serum has granted us the first option right to expand the territory in which it has exclusive rights to include Europe in exchange for minimum annual product sales requirements in Europe.
     In October 2004, we also entered into an exclusive drug development and distribution agreement for oncology drug products for the United States and Canada with Serum. We will own the ANDAs and buy products developed under the agreement from Serum under a negotiated transfer price arrangement. Once the products are approved, we will market and sell them in the United States and Canada under our label.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     During 2007, Jerry I. Treppel, a director of Akorn, failed to timely file two Form 4 reports with the SEC to report two transactions and changes in beneficial ownership. All such transactions have since been reported on Form 4 reports.
CODE OF ETHICS
     Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. We will satisfy any disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website. Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.
     Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy was distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

III. SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of March 31, 2008, the following persons were directors, nominees, executive officers whose individual total annual salary and bonus for fiscal year 2007 exceeded $100,000 (each a “Named Executive Officer”), or others with beneficial ownership of 5% or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted the address of each of the following persons is 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

	Shares		Percent of
Beneficial Owner	Beneficially Owned (1)		Class

Directors and Nominees
John N. Kapoor, Ph.D.	28,704,152	(2)	32.13%
Jerry I. Treppel	494,309	(3)	0.55%
Jerry N. Ellis	127,000	(4)	0.14%
Ronald M. Johnson	100,000	(5)	0.11%
Subhash Kapre, Ph.D.	30,000	(6)	0.03%
Randall J. Wall	30,000	(7)	0.03%
Named Executive Officers
Arthur S. Przybyl	1,842,273	(8)	2.03%
Jeffrey A. Whitnell	389,525	(9)	0.43%
Abu S. Alam, Ph.D.	207,844	(10)	0.23%
John R. Sabat	164,835	(11)	0.18%
Mark Silverberg	125,393	(12)	0.14%
Directors and officers as a group (11 persons)	32,215,331		35.21%
Other Beneficial Owners
Arjun C. Waney Flat No. 1646 Lowndes Square London SW1X 9JV England	5,160,859	(13)	5.78%
Pequot Capital Management Inc. 500 Nyala Farm Rd. Westport, CT 06880	26,049,580	(14)	29.16%
FMR LLC 82 Devonshire Street Boston, MA 02109	5,568,528		6.23%

(1)	Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 31, 2008 by the exercise of options, warrants or other convertible securities. Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)	Includes (i) 25,033,896 shares of common stock owned by the Kapoor Trust of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 491,173 shares of common stock are owned directly by Dr. Kapoor, (iii) 3,045,644 shares are owned by EJ Financial / Akorn Management L.P. of which Dr. Kapoor is the managing general partner, and (iv) 133,439 shares of common stock are owned by several trusts, the trustee of which is an employee of EJ Financial Enterprises Inc., of which Dr. Kapoor is the President, and the beneficiaries of which are Dr. Kapoor’s children.

(3)	Includes (i) 70,000 shares of common stock issuable upon exercise of options and (ii) 7,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2009, 2010 and 2011.

(4)	Includes (i) 95,000 shares of common stock issuable upon exercise of stock options and (ii) 7,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2009, 2010 and 2011.

(5)	Includes (i) 70,000 shares of common stock issuable upon exercise of stock options and (ii) 7,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2009, 2010 and 2011.

(6)	Includes (i) 20,000 shares of common stock issuable upon exercise of stock options and (ii) 7,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2009, 2010 and 2011. Dr. Kapre is an Executive Director with the Serum Institute of India, Ltd. (“Serum”). In September 2006, we issued 1,000,000 shares of our common stock in a private placement to Serum at a price of $3.56 per share pursuant to a Securities Purchase Agreement with Serum and in November 2007, we issued another 1,000,000 shares of our common stock in a private placement to Serum at a price of $7.01 per share pursuant to a Securities Purchase Agreement with Serum. Dr. Kapre has disclaimed any beneficial ownership of such shares.

(7)	Includes (i) 20,000 shares of common stock issuable upon exercise of stock options and (ii) 7,500 shares of restricted common stock of which 2,500 shares will vest on January 1, 2009, 2010 and 2011.

(8)	Includes (i) 1,325,000 shares of common stock issuable upon exercise of stock options and (ii) 125,000 shares of restricted common stock of which 62,500 shares will vest on April 20, 2008, and 62,500 will vest on April 20, 2009.

(9)	Includes 306,750 shares of common stock issuable upon exercise of stock options and (ii) 50,000 shares of restricted common stock of which 25,000 shares will vest on April 20, 2008, and 25,000 shares will vest on April 20, 2009.

(10)	Includes 66,666 shares of common stock issuable upon exercise of stock options.

(11)	Includes 66,666 shares of common stock issuable upon exercise of stock options.

(12)	Includes 117,916 shares of common stock issuable upon exercise of stock options.

(13)	Includes (i) 960,331 shares of common stock held by Argent Fund Management, Ltd. (“Argent”), for which Mr. Waney serves as Chairman and Managing Director and 52% of which is owned by Mr. Waney, (ii) 628,400 shares of common stock held by First Winchester Investments Ltd. (“First Winchester”), which operates as an equity fund for investors unrelated to Mr. Waney and whose investments are directed by Argent, (iii) 516,000 shares of common stock held by Mr. Waney through individual retirement accounts maintained in the United States, (iv) 3,056,128 shares held jointly by Mr. Waney and Mrs. Judith D. Waney, including 10,000 shares of common stock issuable pursuant to stock options. Under the rules of the SEC, Mr. Waney may be deemed to be the beneficial owner of the shares held by First Winchester.

(14)	Shares beneficially owned by Pequot Capital Management, Inc. represent: 26,049,580 shares of common stock. The shares are held of record by the following funds in the following amounts: Casam Pequot Core Global Fund, Ltd.; 257,900 shares, Pequot Endowment Fund, L.P.; 1,242,300 shares, Focus 700, Ltd. 300,400 shares, Lyxor/Pequot International Fund, Ltd. 271,500 shares, Pequot Core Investors Fund, Inc. 1,091,100 shares, Pequot Institutional Fund, Inc. 1,474,300 shares, Pequot Global Focus Master Fund, Ltd. 281,200 shares, Pequot Spinnaker Master Fund, Ltd. 263,800 shares, Pequot Global Extension Master Fund, Ltd. 1,204,400. Pequot Partners Fund, L.P. 2,529,500, Pequot Core Global Offshore Fund, Inc. 2,428,600 shares, Premium Series PCC Limited Cell 34 557,700 shares, Premium Series PCC Limited Cell 32 1,817,699 shares, Pequot Diversified Master Fund, Ltd. 1,036,547 shares, Pequot Healthcare Fund, L.P. 4,487,722 shares, Pequot Healthcare Holdings, LLC 432,352 shares, Pequot Healthcare Institutional Fund, L.P. 1,281,175 shares, Pequot Healthcare Offshore Fund, Inc. 3,190,553 shares, Pequot Mariner Master Fund, L.P. 1,213,032 shares, Pequot Scout Fund, L.P. 687,800 shares.

Pequot Capital Management, Inc. is the Investment Adviser/Manager to the above named funds. Arthur J. Samberg is the controlling shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except for his pecuniary interest.
EQUITY COMPENSATION PLANS
Equity Compensation Plans
     Our shareholders have approved both the Akorn, Inc. 1988 Incentive Compensation Plan (“1988 Plan”) and the Akorn, Inc. 1991 Stock Option (the “1991 Directors’ Plan”). Under the 1988 Plan, any of our officers or key employees were eligible to receive stock options as designated by the Board. Under the 1991 Directors’ Plan, options were issuable to our directors. The 1988 Plan expired on November 2, 2003 and the 1991 Directors Plan expired December 7, 2001. The 2003 Stock Option Plan, under which we could issue up to an aggregate total of 5,000,000 incentive or non-qualified options, was approved by the Board on November 6, 2003 and approved by our shareholders on July 8, 2004. On March 29, 2005, the Board approved the Amended 2003 Plan, effective as of April 1, 2005, which was approved by our shareholders on May 27, 2005. The Amended 2003 Plan is an amendment and restatement of the 2003 Stock Option Plan and provides us with the ability to grant other types of equity awards to eligible participants besides stock options. The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the Amended 2003 Plan is 5,000,000. As of December 31, 2007, there were 3,126,374 options and 175,000 restricted stock awards outstanding under the Amended 2003 Plan.
     The Akorn, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan”) permits eligible employees to acquire shares of our common stock through payroll deductions not exceeding 15% of base wages, at a 15% discount from market price of our common. A maximum of 1,000,000 shares of our common stock may be acquired under the terms of the Employee Stock Purchase Plan. Shares issued under the Employee Stock Purchase Plan cannot be sold until one year after the purchase date.
     We do not have any equity compensation plans that have not been approved by our shareholders.
     Summary Table. The following table sets forth certain information as of December 31, 2007, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in the
Plan Category	warrants and rights	warrants and rights	first column)

Equity Compensation plans approved by security holders:	4,894,099	$4.69	1,567,778

Equity Compensation plans not approved by security holders:	—	—	—

Total	4,894,099	$4.69	1,567,778	(1)

(1)	Includes 1,335,554 shares of common stock available under the Amended 2003 Plan and 232,224 shares of common stock available under our Employee Stock Purchase Plan.

IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
     The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of March 31, 2008. Our officers are elected by the Board to hold office until their successors are elected and qualified.

			Year Became
Name	Position	Age	Officer

Arthur S. Przybyl	President, CEO and Director	51	2002
Jeffrey A. Whitnell	Sr. Vice President, Chief Financial Officer (“CFO”), Secretary and Treasurer	52	2004
Abu S. Alam, Ph.D.	Senior Vice President, New Business and Product Development	62	2004
John R. Sabat	Senior Vice President, National Accounts	58	2004
Mark Silverberg	Senior Vice President, Global Quality Assurance	54	2006
     Information on the business background of Arthur S. Przybyl included in this proxy statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS” above and is incorporated herein by reference.
     Jeffrey A. Whitnell. Mr. Whitnell has served as our Vice President, Finance and CFO since June 2004. He was further appointed Secretary and Treasurer in August 2004 and was promoted to Senior Vice President in November 2004. Before joining us, Mr. Whitnell served as Vice President of Finance and Treasurer with Ovation Pharmaceuticals, a specialty pharmaceutical company. Prior to joining Ovation Pharmaceuticals in June 2002, Mr. Whitnell worked for MediChem Life Sciences, which he joined in April 1997, and where he held various senior financial management positions.
     Abu S. Alam, Ph.D. Dr.  Alam has served as our Senior Vice President, New Business and Product Development since November 2004. Dr.  Alam joined us in 1996 as Vice President, Technical Services and was promoted to Vice President, Research and Development in 1997.
     John R Sabat. Mr. Sabat has served as our Senior Vice President, National Accounts since October 2004. He joined us in June 2003 as Vice President, National Accounts. Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.
     Mark Silverberg. Mr. Silverberg has served as our Senior Vice President, Global Quality Assurance since May 2006. He joined us in April 2005 as Vice President, Global Compliance. Prior to joining us, he served as Director of Division Quality for the Diagnostics Division of Abbott Laboratories.
Compensation Discussion and Analysis
     Development of Compensation Philosophy. Akorn is an entrepreneurial and opportunistic company operating in an extremely competitive environment that requires its business and compensation philosophy to be flexible and adaptive. With respect to our Named Executive Officers this philosophy has rapidly evolved over the last five years as Akorn’s operations, business and finances have developed and changed.
     In 2005 the Compensation Committee adopted a structured approach to compensation for our Named Executive Officers. This approach focuses on identifying the appropriate mix and alignment of compensation of our Named Executive Officers in order to further our strategic objectives and ultimately the interests of our shareholders. Because Akorn is in a high growth mode and maintaining appropriate cash reserves and building positive cash flow have been overall goals, until 2006 we generally opted to provide equity compensation, in part because annual cash awards would have been more difficult for us. In addition, these awards were appropriate because we perceived that base salaries and annual bonuses were below median for our peers, and awards of equity compensation did not adversely affect our financial reporting because the Financial Accounting Standards Board

Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, as modified or supplemented (“FAS 123R”) had not gone into effect.
     In 2005, we retained a consultant to assist us in setting overall compensation arrangements for our CEO and CFO. In late 2005 through early 2006, we retained a consultant to assist in structuring our CEO’s employment arrangements and help us set his long-term compensation. Our Board and shareholders approved expanded equity instrument alternatives under our Amended and Restated Akorn, Inc. 2003 Stock Option Plan. We made our first grants of restricted stock under that plan. Finally, we instituted formal management by objectives annual performance awards for all of our Named Executive Officers, while retaining the flexibility to reward achievements going beyond specific pre-identified objectives based on unforeseen circumstances. In 2007 we continued the formal management by objectives annual performance awards for our Named Executive Officers, although in late 2007, on the recommendation of our CEO, we decided not to award annual bonuses due to our financial performance in 2007.
     Compensation Philosophy and Objectives. We seek to attract and retain results-oriented, hard-working, overachieving executives who can help us drive our growth. Our overall compensation packages to our Named Executive Officers reward them for attaining our corporate financial and growth objectives and incent them to maintain and expand our prospects for future growth and product diversification. At the same time, we provide benefits that provide security for the Named Executive Officers and their families.
     The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent. Specifically, the Compensation Committee’s objective is the establishment of executive compensation strategies that:
•	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives;

•	Provide equity-based compensation incentives to meld the financial interests of executive officers with those of shareholders; and

•	Provide incentives that promote executive retention.
     Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management. From time to time the Compensation Committee retains outside advisors chosen by the Compensation Committee, and works with management and such advisors and receives and reviews their recommendations regarding executive compensation as it deems appropriate. However, the committee often seeks the input of other Board members, including Dr. Kapoor, who has deep experience in ownership and management of pharmaceutical companies. With respect to our Named Executive Officers other than the CEO and CFO, the Compensation Committee believes that the recommendations of the CEO are critical to structuring appropriate compensation and the Compensation Committee relies heavily upon the CEO’s recommendations in this regard.
     The Compensation Committee annually sets Named Executive Officer base salaries, fixes annual incentive compensation pay for performance objectives, based on both individual and company goals, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate, and considers awards of long-term equity compensation. In the case of the CEO, in his employment agreement the Compensation Committee and the Board have added specific long-term incentive compensation commitments and protections in the event of termination without cause and termination related to a change of control. We believe these commitments to the CEO are necessary in part to reward him for the time during which he worked hard with no guaranty of reward to engineer the resurgence of Akorn, to incentivize him to obtain objectives that are in the best interests of the shareholders in the long-term, and to assure we continue to have the benefit of his services during this important growth phase of Akorn. See “Employment Agreements,” below.
     With respect to CEO and CFO compensation, we evaluate the compensation mix provided by our peers, as well as the other factors set forth in the Compensation Committee’s charter. Because of Akorn’s unique specialty pharmaceutical business plan and the lack of a single direct competitor across all market segments, it is difficult to formulate an appropriate peer group. Many companies included in any peer group will include companies both significantly larger and somewhat smaller than Akorn. Nonetheless, in structuring the CEO’s current compensation for 2007 and employment agreement, the Compensation Committee relied upon information regarding practices at the following companies: Abgenix, Adolor, Alpharma, APP Pharmaceuticals, Inc. (formerly American Pharmaceutical Partners), Bausch & Lomb, Conceptus, CV Therapeutics, Gene Logic, Hospira, I-Flow, ISTA Pharmaceuticals, KV Pharmaceutical Company, Meridian Bioscience, Neogen, Neurogen, Noven Pharmaceuticals, OraSure Technologies, Orchid Cellmark and Theragenics.
     Components of Compensation. The following are the key components of compensation for Akorn’s Named Executive Officers. Overall, these components are designed to provide the types of incentives to employees required for an entrepreneurial growth company like Akorn:
•	Base salary;

•	Performance-based annual bonus, which may be paid in cash, stock units, shares of stock or a combination of these;

•	Periodic grants of long-term stock-based compensation, such as stock options, restricted stock units, performance shares and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements; and

•	Benefits.
               Base Salary. In setting the CEO and CFO’s base salaries, we attempt to be competitive based on analysis of peer group and other information. In 2005 we granted 5% increases in base salary to both the CEO and CFO, in 2006 we granted additional increases after review with an independent consultant, and in 2007, we granted further increases which we believed were competitive and appropriate. Mr. Przybyl’s employment agreement required an increase from $400,000 to $440,000 if the company became profitable in 2006. Although the company did not become profitable in 2006, based on the improvement in the company’s business and various performance parameters, we granted that increase. Mr. Whitnell’s salary for 2007 was increased from $250,000 to $275,000 per year.
     In setting the base salaries of our Named Executive Officers other than the CEO and CFO, we look primarily to research by our Vice President of Human Resources. Part of that individual’s job, on a company-wide basis, is to evaluate compensation levels and composition and fashion competitive pay packages. He also works closely with the CEO in planning for acquisition and retention of employees. Based on his research and the recommendations of the CEO we fix these salaries at rates that we believe are generally competitive, but are not at the high-end of our competition.
     On the recommendation of our CEO, we are not increasing the salaries of any of our Named Executive Officers for 2008 at this time due to our financial performance in 2007, although we may revisit the issue if our financial performance improves.
               Annual Incentive Compensation. The consultant who provided a report to us on executive compensation in 2005 noted that although our base salaries were then competitive, our annual incentive compensation, which was essentially unformulated and non-existent, was far below the competitive norm. Based on this information, we for the first time structured specific annual incentive compensation pay for performance objectives for the CEO and CFO. We have fixed the potential for incentive compensation, based on those objectives, to be a relatively high percentage of overall annual compensation.
     Furthering this approach, in 2006 and 2007, after the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to incentivize achievement of that plan and budget. We set objectives for the CEO and CFO that could have resulted in the CEO and CFO receiving bonuses of 75% and 45% of their respective base compensation if all objectives were fully achieved, with additional 25% and 15% opportunities for “stretch” bonuses, respectively. The CEO’s employment agreement specifically provides that he be provided with annual bonus opportunities equal to at least 75% of his base salary, with “stretch” bonus opportunities for an additional 25%. Also, in 2006 and 2007, we approved specific objectives and target percentages of compensation for the Named Executive Officers other than the CEO and CFO, based on the CEO’s recommendation and our review of the appropriate objectives for these individuals.
     Pursuant to our 2007 annual management by objectives program for Mr. Przybyl, he was eligible to receive a one-time cash bonus equal to the sum of up to $330,000, which equals 75% of his annual base compensation, if he achieved all of the performance measurements described below. In addition, he was eligible to receive up to $110,000 (stretch bonus), which equals 25% of his annual base compensation, if all of the performance measurements were met and the EBITDA (earnings before interest, taxes, depreciation and amortization) measurement was overachieved by specified amounts. Mr. Przybyl’s performance measurements included achieving specific objectives for (i) sales, (ii) earnings per share, (iii) EBITDA, (iv) our first vaccine product, (v) a certain new oral capsule product, (vi) a completed specific type of capital offering, and (vii) resolution of the FDA warning letter with respect to our Decatur manufacturing facility.
     Pursuant to our 2007 annual management by objectives program for Mr. Whitnell, he was eligible to receive a one-time cash bonus equal to the sum of up to $123,750, which equals 45% of his annual base compensation, if he achieved all of the performance measurements. In addition, he was eligible to receive up to $41,250, which equals 15% of his annual base compensation, if all of the performance measurements were met and the EBITDA measurement was overachieved by specified amounts. Mr. Whitnell had the same sales, earnings for share, EBITDA and capital offering performance measurements as Mr. Przybyl, and (i) achievement of a specified gross margin (exclusive of vaccine), (ii) NASDAQ listing of our common stock, and (iii) material compliance with Section 404 of the Sarbanes-Oxley Act with no material weaknesses or significant deficiencies in our internal controls over financial reporting.
     For 2007, the objectives for Messrs. Alam, Sabat and Silverberg all included the same sales, earnings per share and EBITDA performance measurements. However, the remainder of their measurements related more specifically to attainment of personal objectives. Mr. Alam’s included the company entering into new business development agreements and completing human clinical trials of two drugs; Mr. Sabat’s included entering into GPO contracts for certain drugs, meeting a minimum vaccine sales target, and reducing days on sale of inventory at wholesalers; and Mr. Silverberg’s included commercialization of IC-Green through our Decatur manufacturing facility, a successful drug master file for a particular product, and a successful initial exhibit batch for the first Serum drug product.
     However, with respect to awards of annual incentive compensation for 2005, 2006 and 2007, after the end of each of these years, we determined that the management by objectives formulas did not correctly reflect unanticipated events. With respect to 2007, on February 8, 2008, upon the recommendation of the CEO, the Compensation Committee resolved not to pay any cash bonuses to our Named Executive Officers due to our financial performance in 2007. With respect to 2005 and 2006, the awards for partial achievement of the indicated performance measurements were not sufficient to recognize unanticipated achievements that provided tangible benefits to Akorn during the year in question and we amplified the otherwise required awards. Because Akorn is an entrepreneurial and opportunistic company in an unpredictable competitive environment, we expect that such awards may be amplified or reduced in the future as well.
          Long-Term Incentive Compensation. As a company focused on growth we believe it is essential to provide our Named Executive Officers with significant long-term incentive compensation that aligns their interests with those of our shareholders. This is especially important because we do not provide any significant retirement benefits to our Named Executive Officers. Therefore, for their future financial well-being, they are expected to look to our long-term success, and this is beneficial for our shareholders.
     The consultant we engaged in 2005 recommended that we provide regular awards of long-term equity-based compensation. In light of this advice and what we perceived as a general need to provide flexibility and opportunity for various types of equity compensation awards, in 2005 we amended and restated the Akorn, Inc. 2003 Stock Option Plan. We also awarded restricted stock to a wide range of employees, including the Named Executive

Officers. We typically award stock options annually to our Named Executive Officers and these options vest over 3 years and are exercisable through the end of five years.
     Also, in 2005 and 2006, we structured specific arrangements in the CEO’s employment agreement calling for equity compensation designed to provide the CEO with opportunities for equity ownership of up to 2.5% of our outstanding stock, which is an objective in line with the equity ownership of CEOs in our peer group. Such a significant equity ownership potential gives the CEO an incentive to increase the value of our stock. We have provided similar, but lesser equity compensation awards to the CFO in recognition of his efforts on behalf of the company and to provide appropriate incentives to him as well. Other Named Executive Officers receive equity compensation based primarily on recommendations by the CEO. On January 1, 2007 we awarded stock options to our CEO as required by his employment agreement, and to each of the other Named Executive Officers.
     Early in 2008 we retained the consulting firm of Watson Wyatt to advise us regarding appropriate long-term compensation planning for our Named Executive Officers and we anticipate working with that firm to develop a more formal program for their long-term compensation. That firm was one of three names provided by management for review by the Compensation Committee and management, and ultimate selection by the Compensation Committee. Although we expect to work on this program this year, we do not contemplate making any awards in 2008 at this time.
          Benefits.
          Post-Termination Payments. The only Named Executive Officer we have provided post-termination benefits to is our CEO. In order to retain our CEO we felt it important to provide him with post-termination benefits in line with our peer group. These include, in the event of termination without cause or termination by the CEO for “good cause,” accelerated vesting of equity compensation awards, and multiples of base salary and past bonus compensation. These are increased in the event such a termination occurs after a change in control. See “Employment Agreements,” below.
          Company-Wide Benefits. Executive officers receive other standard benefits, including medical, disability and life insurance and, in certain instances, a car allowance. All employees who have attained the age of 21 are eligible for participation in Akorn’s 401(k) Plan. The company’s matching contribution is a percentage of the amount contributed by each employee and is funded on a current basis.
          ESPP. The Akorn, Inc. Employee Stock Purchase Plan permits eligible employees to acquire shares of Akorn’s common stock through payroll deductions not exceeding 15% of base wages, at a 15% discount from market price.
          Perquisites. We provide limited perquisites to our Named Executive Officers in amounts we believe are appropriate. Our CEO is provided with certain of his perquisites under the terms of his employment agreement. See “Summary Compensation Table,” and “Employment Agreements,” below.
     Other Considerations.
          Tax Considerations. It has been and continues to be our intent that all non-equity incentive payments be deductible unless maintaining such deductibility would undermine the company’s ability to meet its primary compensation objectives or is otherwise not in its best interest. At this time, essentially all compensation (except certain equity incentives) paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code. The company also regularly analyzes the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purpose(s) of such compensation. There are various provisions of the Internal Revenue Code which are considered.
          Accounting Treatment Considerations. We are especially attuned to the impact of FAS 123R with respect to the grant and vesting of equity compensation awards. Prior to the granting of such awards, we analyze the short and longer-term effects of any particular award on the company’s budget for the year of grant and anticipated financial impact in future years. This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.
     Timing of Equity Grants and Equity Grant Practices. The Compensation Committee makes grants of equity compensation to all of the Named Executive Officers and any other executives that are required to file reports under Section 16 of the Securities Exchange Act. However, with regard to other equity compensation awards, it has delegated authority to the Vice President, Human Resources, with the understanding that he will consult and be directed by the CEO with respect to such grants. All awards are made based on the closing price of our stock on the date of the award.
     The timing of certain awards to the CEO are specifically outlined in the employment agreement with the CEO. Otherwise, generally, awards are made in the first quarter of each year to our Named Executive Officers as well as other employees based upon the recommendations of the CEO in consultation with the Vice President, Human Resources. In addition, awards are made to new employees at the time of their joining the company, and to employees who are promoted during the year. The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements.
Compensation Committee Report
     The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities Section 18 of the Exchange Act, except to the extent that Akorn specifically incorporates by reference into a document filed under the Securities Act or the Exchange Act.
     The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2007. Based on its review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in Akorn, Inc.’s Proxy Statement for its 2008 Annual Meeting of Shareholders.
     This report is submitted by the Compensation Committee.
     Ronald M. Johnson, Chair
     Jerry I. Treppel
     Jerry N. Ellis
Executive Compensation Tables
     The following table includes information concerning compensation paid to or earned by Akorn’s CEO, CFO and the 3 other most highly compensated executive officers (the “Named Executive Officers”) for the years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and principal				Awards	Awards	Compensation	Compensation	Compensation
position	Year	Salary ($)	Bonus ($)	($)	($)	($)	Earnings ($)	($)	Total ($)
(a)	(b)	(c)	(d) (1)	(e) (2)	(f) (3)	(g)	(h)	(i) (4)	(j)
Arthur S. Przybyl, Chief Executive Officer and President	2007	440,000	-0-	420,833	739,676			41,259	1,641,768
	2006	400,000	255,000	458,958	421,306			71,140	1,606,404
Jeffrey A. Whitnell, Senior Vice President, Finance and CFO	2007	275,000	-0-	168,333	259,247			26,496	729,076
	2006	250,000	95,625	182,583	184,807			33,277	746,292
Abu S. Alam, Ph.D., Senior Vice President, New Business Development	2007	213,675	-0-	-0-	45,350			22,225	281,250
	2006	192,471	49,534	13,500	17,555			40,285	313,345
John R. Sabat, Senior Vice President , National Accounts	2007	213,675	-0-	-0-	44,935			23,093	281,703
	2006	192,471	81,939	13,500	18,734			25,967	332,611
Mark Silverberg, Senior Vice President, Global Quality Assurance	2007	236,500	-0-	-0-	68,717			26,039	331,256
	2006	201,096	32,250	-0-	54,697			25,805	313,848

(1)	The amounts shown in this column are the annual cash bonus incentive awards earned in the applicable year and paid to the Named Executive Officers in the following year. No cash bonuses were earned in 2007.

(2)	This column shows the amount that we have expensed during the applicable year under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (FAS 123R) for all outstanding restricted stock awards. These amounts were determined by multiplying the number of restricted shares granted by the closing price of our common stock on the date of grant, allocated over the vesting period of the award and includes awards in prior fiscal years vesting in the stated fiscal year. Additional information regarding these awards is included in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables.

(3)	This column shows the amount that we have expensed during the applicable year, excluding an estimate of forfeitures related to service-based vesting conditions, under FAS 123R for all outstanding stock option awards and includes compensation cost recognized in the financial statements with respect to awards granted in previous fiscal years and in the applicable year. These amounts were determined as of the option’s grant date using a Black-Scholes option valuation model. The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2007, included in our 2007 Annual Report on SEC Form 10-K.

(4)	The amounts reported in this column represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits, tax reimbursements, our matching contributions to the Akorn 401(k) savings plan, insurance premiums, and other benefits as follows:

								Group
								Term
		Financial			Disability	Tax		Life	Health
		Planning	Car	Spouse	Insurance	Gross-	401(k)	Insurance	Insurance	All
		Services	Allowance	Travel	Premium	Up	Match	Premium	Premium	Other	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k) (1)	(l)
Arthur S. Przybyl	2007	-0-	10,000	10,618	1,760	7,716	7,750	756	2,199	460	41,259
	2006	6,750	10,000	22,599	1,760	19,392	7,500	540	2,149	450	71,140
Jeffrey A. Whitnell	2007	-0-	6,000	3,841	1,804	3,519	7,750	756	2,366	460	26,496
	2006	6,750	6,000	1,524	1,804	6,282	7,490	828	2,149	450	33,277
Abu S. Alam	2007	-0-	6,000	701	1,990	1,545	7,750	756	2,366	1,117	22,225
	2006	6,750	6,000	5,146	1,990	7,968	7,439	2,376	2,149	467	40,285
John R. Sabat	2007	-0-	6,000	1,229	1,992	1,902	5,170	756	2,366	3,678	23,093
	2006	-0-	6,000	3,362	1,992	3,430	5,032	1,548	2,149	2,454	25,967
Mark Silverberg	2007	-0-	6,000	693	1,399	1,201	7,750	756	2,366	5,874	26,039
	2006	-0-	6,000	2,568	1,399	2,277	7,214	828	2,149	3,370	25,805

(1)	This column represents annual health club dues for Messrs. Przybyl and Whitnell, and the discount from market value on shares purchased through the Employee Stock Purchase Plan for Messrs. Alam, Sabat and Silverberg.

On February 8, 2008, the Compensation Committee resolved not to pay any cash bonuses to Messrs. Przybyl, Whitnell, Alam, Sabat, and Silverberg. The annual cash bonus incentive awards earned in 2006 by Mr. Przybyl and Mr. Whitnell were based on the Executive Bonus Agreements dated April 27, 2006, between us and Mr. Przybyl and Mr. Whitnell, respectively. Mr. Przybyl received a bonus equal to $221,614, pursuant to his executive bonus agreement. Mr. Whitnell received a bonus equal to $64,355, pursuant to his executive bonus agreement. Mr. Przybyl and Mr. Whitnell were also awarded additional cash bonuses for reasons not reflected in their executive bonus agreements, resulting from developments not contemplated or foreseen at the time those agreements were entered into. These discretionary bonuses were in the amounts of $33,386 to Mr. Przybyl and of $31,270 to Mr. Whitnell, in recognition of their contributions towards attainment of the following special achievements of Akorn during 2006: (1) the significant number of strategic alliances formed by Akorn, which far exceeded the number expected and proposed; (2) a substantial increase in the market capitalization of Akorn; and (3) the conversion of Akorn’s Series A and Series B Preferred Stock into Common Stock. The stock awards reported in column (e)(2) reflect the vesting in 2006 of restricted stock awards made in 2005. The option awards reported in (f)(3) reflect the value of options granted in 2006 and prior years to the extent those awards vested in 2006. Under FAS 123R such awards are expensed as they vest.
2007 Grants of Plan-Based Awards
     The following table provides additional information about stock and option awards granted to our Named Executive Officers during the year ended December 31, 2007.

GRANTS OF PLAN-BASED AWARDS

									All Other
								All Other	Option
								Stock	Awards:	Exercise
								Awards:	Number of	or Base	Grant Date
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number	Securities	Price of	Fair Value
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			of Shares	Underlying	Option	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stocks	Options (1)	Awards	and Option
Name	Date	$)	($)	($)	($)	($)	($)	(#)	(#)	(2)	Awards($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	($/Sh)	(3)
Arthur S. Przybyl	1/1/07								400,000	6.25	986,000
Jeffrey A. Whitnell	1/1/07								133,000	6.25	327,845
Abu S.Alam	1/1/07								50,000	6.25	123,250
John Sabat	1/1/07								50,000	6.25	123,250
Mark Silverberg	1/1/07								50,000	6.25	123,250

(1)	On January 1, 2007, our Executive Officers were granted options to acquire shares of our common stock. The options for Messrs. Przybyl and Whitnell vest 1/4 per year beginning on the date of the grant. The options for Messrs. Alam, Sabat, and Silverberg vest 1/3 per year beginning on the anniversary of the grant date. The FAS 123R valuation of this stock option grant is $2.465 per share. See “Outstanding Equity Awards at Fiscal Year-End” for more information on vesting schedules of outstanding Options.

(2)	The per-share exercise or base price of the Options granted in the fiscal year is based on the closing price of the Company’s common stock on the grant date of each respective award.

(3)	The grant date fair value of the option awards granted on January 1, 2007 is based on the closing price of our common stock on that date, or $6.25 per share. The grant date fair value of the stock option awards was determined using a Black-Scholes option valuation model. The assumptions used were the same as those reflected in Note I to our consolidated financial statements for the year ended December 31, 2007, included in our 2007 Annual Report on Securities and Exchange Commission Form 10-K.
Employment Agreements
     On April 24, 2006, we entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Przybyl, our President and CEO. The Employment Agreement has an initial term of 3 years and provides the terms and conditions of Mr. Przybyl’s continued employment as our President and CEO. The Employment Agreement automatically renews for subsequent one-year terms unless either we or Mr. Przybyl provide prior written notice that the Employment Agreement shall not be renewed 120 days in advance of the end of the respective term. Pursuant to the Employment Agreement, Mr. Przybyl’s base salary for 2006 was $400,000, which was increased to $440,000 for 2007. Mr. Przybyl will also receive health, insurance and retirement benefits generally available to our executives and will be provided certain perquisites, including a vehicle allowance of $10,000 per year.
     The Board, in its sole discretion, may also award Mr. Przybyl bonuses based upon his and our performance as follows. The Board shall approve annual performance goals, the achievement of which will result in (i) bonus compensation of up to 75% of Mr. Przybyl’s annual base salary and, provided that such 75% bonus has been achieved in full, (ii) additional bonus compensation of up to 25% of Mr. Przybyl’s annual base salary. The Board may also approve and award additional bonuses at its discretion. In determining whether to award such additional bonuses and in determining the amount thereof, the Board will focus on our overall performance and individual contributions by Mr. Przybyl to the achievement of our established goals.
     As partial consideration for the Employment Agreement, Mr. Przybyl (i) was granted 250,000 shares of restricted stock on April 20, 2006, (ii) was granted 500,000 options to purchase our common stock on April 20, 2006, and (iii) was granted 400,000 options to purchase our common stock on January 1, 2007. In addition, the Board may make additional equity award grants to Mr. Przybyl from time to time in its sole discretion. Fifty percent of the shares of restricted stock vest on the first anniversary of the date of grant, with an additional twenty-five percent to vest on each of the second and third anniversaries of the date of grant. Twenty-five percent of the stock options vest immediately upon grant, with an additional 25% to vest on each of the first, second and third anniversaries of the date of grant.
     Pursuant to the Employment Agreement, Mr. Przybyl’s employment may be terminated by us for “Good Cause” or “Without Cause,” by Mr. Przybyl voluntarily or for “Good Reason,” or by either party in the event the Employment Agreement is not renewed after expiration of the initial three-year term or any subsequent one-year term.
     In the event of his termination for “Good Cause,” Mr. Przybyl shall receive (i) his base salary pro rated through the date of termination, (ii) any benefits and expense reimbursements to which he is entitled, less all applicable withholdings and deductions (collectively, the “Standard Entitlements”), and (iii) accelerated vesting of any unvested portion of the restricted stock and stock options described above. In the event of termination by means of his voluntary resignation, Mr. Przybyl shall receive the Standard Entitlements.
     In the event Mr. Przybyl’s employment is terminated by us Without Cause, by Mr. Przybyl for “Good Reason” or by the non-renewal of the Employment Agreement by either party, Mr. Przybyl shall receive the Standard Entitlements and a severance payment comprised of: (x) a cash amount equal to 18 months of his base salary for the applicable year, payable in the sole discretion of the Board either (a) in a lump sum, or (b) over time in accordance with our regular payroll cycle, (y) a cash bonus equal to (i) 1.5 times the last annual bonus received by Mr. Przybyl (if the termination occurs in 2006), or (ii) 1.5 times the average of the last two annual bonuses received by Mr. Przybyl (if the termination occurs in 2007 or thereafter), and (z) accelerated vesting of all unvested equity awards granted on or after April 24, 2006, that would otherwise vest during the 18-month period following termination (collectively, the “Severance Payment”). Delivery of the Severance Payment is conditioned upon Mr. Przybyl doing the following: (1) complying with all surviving provisions of the Employment Agreement; (2) executing a full general release, releasing all claims, known or unknown, that Mr. Przybyl may have against us arising out of or any way related to Mr. Przybyl’s employment or termination of employment with us; and (3) agreeing to act as a consultant on a reasonable basis for us during regular business hours and with full reimbursement for all reasonable and necessary expenses for up to a maximum of 30 days, at his then-current base salary, if requested to do so by the Board in its sole discretion.
     In the event Mr. Przybyl’s employment is terminated by us Without Cause or by Mr. Przybyl for Good Reason upon or within 24 months of a “Change in Control,” Mr. Przybyl shall receive (i) continuation of all medical, dental and prescription drug benefits to which he is entitled under the Employment Agreement until the 30-month anniversary of the date of termination; (ii) a cash amount equal to 2.5 times his base salary, payable in the sole discretion of our Compensation Committee either (a) in a lump sum, or (b) over time in accordance with our regular payroll cycle; (iii) a cash bonus equal to (y) 2.5 times the most recent annual bonus received by Mr. Przybyl (if the termination occurs in 2006), or (z) 2.5 times the average of the two most recent annual bonuses received by Mr. Przybyl (if the termination occurs in 2007 or thereafter); (iv) accelerated vesting of all unvested equity awards granted on or after April 24, 2006, that would otherwise vest on any date following termination; and (v) reimbursement for up to $20,000 for outplacement and job placement assistance chosen by Mr. Przybyl (the “Change in Control Severance”). In addition, we shall pay Mr. Przybyl a cash amount equal to the combined federal and state income tax payable by Mr. Przybyl with respect to the Change in Control Severance. Such payment shall not be capped in the event Mr. Przybyl’s employment is terminated by Akorn Without Cause or by Mr. Pzybyl for Good Reason upon or within 24 months of a Change in Control.

     The Employment Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation provisions. The parties have agreed to arbitrate any claims arising under the Employment Agreement in accordance with prescribed arbitration procedures outlined in the Employment Agreement.
     On April 23, 2007, our Compensation Committee approved certain management bonus objectives for 2007 for each of Mr. Przybyl; Mr. Whitnell; Mr. Alam; Mr. Sabat; and Mr. Silverberg (the “2007 MBO’s”). Pursuant to the 2007 MBO’s, Mr. Przybyl was eligible to receive a one-time cash bonus equal to the sum of (a) up to $330,000, which equals 75% of his annual base compensation rate, if he achieves all of the financial and operational objectives set forth for him in 2007, and (b) up to 25% of his annual base compensation rate for overachievement of certain objectives.
     Also, in connection with his serving as our CEO, we have provided to Mr. Przybyl supplemental indemnity assurances with respect to any claims associated with his execution, filing and submission of Chief Executive Officer Certifications of SEC reports for periods preceding his direct supervision of financial and accounting matters.
     In June 2004, Mr. Whitnell received and accepted an employment offer letter for the position of our Vice President, Finance and CFO. His offer letter provides for an annual salary of $180,000, a discretionary bonus of up to 30% of his base salary, a grant of options to purchase 100,000 shares of our common stock, severance for 6 months of his base salary if he is terminated without cause, and other customary benefits for our employees. In November 2004, Mr. Whitnell received and accepted a letter amending the terms of his employment. Under the terms of the amended letter, Mr. Whitnell was promoted to Senior Vice President, Finance and CFO, his annual salary was increased to $190,000 and he was granted an additional grant of stock options to purchase 15,000 shares of common stock. In March of 2005, his annual salary was increased to $199,500. In 2006, Mr. Whitnell’s salary was increased to $250,000 per year and in 2007 it was increased to $275,000 per year.
     Pursuant to the 2007 MBO’s, Mr. Whitnell was eligible to receive a one-time cash bonus equal to the sum of (a) up to $123,750, which equals 45% of his annual base compensation rate, if he achieves all of the financial and operational objectives set forth for him in 2007, and (b) up to 15% of his annual base compensation rate for overachievement of certain objectives.
     Pursuant to the 2007 MBO’s, Messrs. Alam, Sabat, and Silverberg were each eligible to receive a one-time cash bonus of up to 30% of their respective annual base compensation rate, if such officer achieved all of the financial and operational objectives set forth for him in 2007. Mr. Alam’s annual base compensation rate for 2007 was $213,675. Mr. Sabat’s annual base compensation rate for 2007 was $213,675. Mr. Silverberg’s annual base compensation rate for 2007 was $236,500.

Outstanding Equity Awards at 2007 Year-End
     The following table provides a summary of equity awards outstanding at December 31, 2007, for each of our Named Executive Officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS (1)						STOCK AWARDS (13)
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market or
				Equity Incentive					Market	Number of	Payout
				Plan Awards:					Value of	Unearned	Value of
	Number of		Number of	Number of			Number of		Shares or	Shares,	Unearned
	Securities		Securities	Securities			Shares or		Units of	Units or	Shares,
	Underlying		Underlying	Underlying			Units of		Stock	Other	Units or
	Unexercised		Unexercised	Unexercised	Option		Stock That		That	Rights That	Other Rights
	Options		Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	That Have
	(#)		(#)	Options	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Exercisable		Unexercisable	(#)	($)	Date	(#)		($)	(#)	(#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Arthur S. Przybyl	750,000	(2)	-0-		2.00	1/2/2009
	250,000	(3)	250,000		5.05	4/20/2011
	100,000	(4)	300,000		6.25	1/1/2012
							125,000	(14)	917,500
Jeffrey A. Whitnell	100,000	(5)	-0-		3.45	6/17/2009
	15,000	(7)	-0-		3.99	11/15/2009
	83,500	(3)	83,500		5.05	4/20/2011
	33,250	(4)	99,750		6.25	1/1/2012
							50,000	(14)	367,000
Abu S. Alam	40,000	(8)	-0-		3.45	4/19/2009
	10,000	(9)	-0-		3.80	10/18/2009
	-0-	(6)	50,000		6.25	1/1/2012
John R. Sabat	40,000	(8)	-0-		3.45	4/19/2009
	10,000	(10)	-0-		3.10	10/4/2009
	-0-	(6)	50,000		6.25	1/1/2012
Mark Silverberg	56,250	(11)	18,750		2.60	4/25/2010
	17,500	(12)	17,500		4.11	5/22/2011
	-0-	(6)	50,000		6.25	1/1/2012

Note: Corresponding footnotes on following page.

(1) Outstanding stock options at December 31, 2007, become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
(2) 1/2/04	750,000 options – fully vesting on 9/2/04

(3) 4/20/06	1/4 per year beginning on the date of the grant

(4) 1/1/07	1/4 per year beginning on the date of the grant

(5) 6/17/04	1/4 per year beginning on the date of the grant

(6) 1/1/07	1/3 per year beginning on the anniversary of the grant

(7) 11/15/04	1/4 per year beginning on the date of the grant

(8) 4/19/04	1/4 per year beginning on the date of the grant

(9) 10/18/04	1/4 per year beginning on the date of the grant

(10) 10/4/04	1/4 per year beginning on the date of the grant

(11) 4/25/05	1/4 per year beginning on the date of the grant

(12) 5/22/06	1/4 per year beginning on the date of the grant
See “2007 Grants of Plan-Based Awards” for more information on outstanding stock options.
(13) Outstanding Restricted stock awards become vested in accordance with the schedule below:

Grant Date	Vesting
(14) 4/20/2006	1/2 on the first anniversary of the grant
1/4 on the second anniversary of the grant
1/4 on the third anniversary of the grant
     Market value of all restricted stock awards not yet vested was computed by multiplying $7.34, the closing market price of our common stock on the NASDAQ Stock Market at December 31, 2007, by the number of shares issuable upon full vesting. See “2007 Grants of Plan-Based Awards” for more information on outstanding restricted stock awards.

2007 Option Exercises and Stock Vested Table
     The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executive Officers on option award exercises and stock awards vesting during the year ended December 31, 2007.
OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Number of
	Number of		Shares
	Shares	Value	Acquired
	Acquired	Realized	on	Number of	Value Realized on
	on Exercise	on	Vesting	Shares Withheld	Vesting
Name	(#)	Exercise ($)	(#)	to Cover Tax	($)
(a)	(b)	(c)	(d)	Liability (e)	(f) (1)
Arthur S. Przybyl	75,000	426,500	125,000	43,062	922,500
Jeffrey A. Whitnell	-0-	-0-	50,000	17,225	369,000
Abu S. Alam	50,000	201,500	-0-	-0-	-0-
John R. Sabat	-0-	-0-	-0-	-0-	-0-
Mark Silverberg	-0-	-0-	-0-	-0-	-0-

(1)	These values are based on the closing price of our common stock on the vesting date April, 20, 2007, or $7.38 per share.

Director Compensation
     Director compensation is developed by the Compensation Committee in coordination with management and submitted to the Board for approval. In 2007, the Compensation Committee reviewed director compensation of a peer group consisting of Abraxis Bioscience, Adolor Corp, Alpharma, Bausch and Lomb, Conceptus, CV Therapeutics, Gene Logic, Hospira, I Flow, ISTA Pharmaceuticals, KV Pharmaceutical, Meridian Bioscience, Neogen, Neopharm, Neurogen, Noven Pharmaceutical, Option Care, Orasure Technologies, Orchid Cellmark, Sciele Pharma, and Theragenics. This peer group was developed by Equilar, Inc., a company on contract with the company to provide compensation information. The peer group information showed the median total annual compensation for peer group directors to be $115,819.00. Based upon this data, the Compensation Committee recommended and the Board approved total annual compensation for its non-management directors of $90,000 (dependent on stock price in large part). As a result, certain changes were made to the compensation of our independent directors and Dr. Kapre reflected in their 2008 compensation as described below.
     Each director other than our CEO and Chairman receives a fee for his services as a director of $1,500 per regular meeting of the Board attended in person, $500 per telephone meeting attended and $500 per committee meeting attended, plus reimbursement of expenses related to thereto. Each of our independent directors and Dr. Kapre also receives an annual retainer in the amount of $20,000 (increased for 2008 from $18,000 in 2007). The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also receive annual compensation of an additional $5,000. The Chairman of the Board receives $50,000 per year for his services.
     Messrs. Johnson, Treppel and Ellis were granted options to acquire 20,000 shares of our common stock on January 1, 2007 under our Amended and Restated Akorn, Inc. 2003 Stock Option Plan (“Amended 2003 Plan”), in recognition of their service in 2006, with 2/3 of such options vesting immediately and the remainder vesting on January 1, 2008. Also, on January 1, 2007, these same directors were granted options to acquire 30,000 shares of our common stock with 1/3 of the options vesting at issuance and 1/3 of the options vesting annually for two years after issuance. On May 24, 2007, upon election to the Board, Dr. Kapre and Mr. Wall were each granted options to acquire 20,000 shares of our common stock vesting immediately at issuance. Options granted under the Amended 2003 Plan expire five years from the date of grant. Also, on January 1, 2008, each of our independent directors and Dr. Kapre were granted 10,000 restricted stock awards with 1/4 of the awards vesting at issuance and 1/4 of the awards vesting annually for three years after issuance.
     In October 2003, in connection with their serving as our directors, we provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.
DIRECTOR COMPENSATION

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned or			Incentive	Deferred	All
	Paid in	Stock	Option	Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b) (1)	(c)	(d) (2)	(e)	(f)	(g)	(j)
Dr. John N. Kapoor	50,000	-0-	-0-				50,000
Ronald M. Johnson	37,000	-0-	98,487				135,487
Jerry I. Treppel	35,500	-0-	98,487				133,987
Jerry N. Ellis	37,000	-0-	98,487				135,487
Dr. Subhash Kapre	21,000	-0-	54,308				75,308
Randall J. Wall	21,500	-0-	54,308				75,808

(1)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. The amount listed for Messrs. Johnson, Treppel and Ellis does not include $3,000 paid to each during 2007 pertaining to services provided during 2006.

(2)	These amounts represent the expense we recognized for financial statement reporting purposes during 2007 under FAS 123R, excluding an estimate of forfeitures related to service-based vesting conditions. See Note I to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 for the assumptions used in calculating the compensation cost under FAS 123R. The grant date fair value of the options awarded to Messrs. Johnson, Treppel and Ellis in 2007 under FAS 123R was $123,250 and the grant date fair value of the options awarded to Dr. Kapre and Mr. Wall was $54,308. As of December 31, 2007, each director had the following number of options outstanding: Dr. Kapoor (0), Mr. Johnson (80,000), Mr, Treppel (80,000), Mr. Ellis (105,000), Dr. Kapre (20,000) and Mr. Wall (20,000).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Ronald M. Johnson, Chair, Jerry I. Treppel and Jerry N. Ellis who currently comprise the Compensation Committee, are each independent, non-employee directors of Akorn. No executive officer (current or former) of Akorn served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2007.

ANNUAL REPORT
     WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF APRIL 2, 2008. REQUESTS SHOULD BE MADE TO AKORN, INC., ATTENTION: INVESTOR RELATIONS, 2500 MILLBROOK DRIVE, BUFFALO GROVE, ILLINOIS 60089.
HOUSEHOLDING OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
     This year, brokers with account holders who are Akorn shareholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 or call 847.279.6156. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
     As of the date of this proxy statement, management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.
By Order of the Board of Directors
/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Secretary
Buffalo Grove, Illinois
April 18, 2008

Akorn inc.
Ophthalmic and Parenteral Health Care

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - John N. Kapoor, Ph.D.	☐	☐	02 - Arthur S. Przybyl	☐	☐	03 - Jerry N. Ellis	☐	☐
04 - Ronald M. Johnson	☐	☐	05 - Jerry I. Treppel	☐	☐	06 - Subhash Kapre, Ph.D.	☐	☐
07 - Randall J. Wall	☐	☐						

	For	Against	Abstain
2. Proposal to ratify the selection of Ernst & Young LLP to serve as Akorn's independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

3. In their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof. (Please see reverse side)

B

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

71AV AKRN2

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